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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      July 16, 1997


                                  T.J.T., INC.
             (Exact name of registrant as specified in its charter)



          WASHINGTON                  33-98404              82-0333246
(State or other jurisdiction of   (Commission File     (IRS Employer
 incorporation or organization)       Number)          Identification No.)



            843 NORTH WASHINGTON, P.O. BOX 278, EMMETT, IDAHO  83617
                    (Address of principal executive offices)


                                 (208) 365-5321
                           (Issuer's telephone number)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Leg-it Tire Company, Inc.:

On July 16, 1997, T.J.T., Inc. (the Company) received notification from the State of California that the articles of merger to complete the acquisition of Leg-it Tire Company, Inc. (Leg-it) had been accepted. Leg-it is an axle and tire recycler formerly headquartered in Woodland, California. Pursuant to the merger agreement, the Company was the surviving corporation. As consideration for the merger, the Company issued 291,176 restricted shares of its Common Stock and paid $412,500 to the shareholder of Leg-it, Ulysses S. Mori. The source of funds for this acquisition was the registrant's initial public offering completed in January 1996. The Company plans to continue operating Leg-it as an axle and tire recycling operation and to account for this transaction as a purchase. Leg-it had revenues of approximately $5 million for the year ended June 30, 1997. At June 30, 1997 Leg-it had total assets of approximately $.9 million consisting primarily of inventory, accounts receivable and fixed assets, and total equity of $.4 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Audited financial statements for Leg-it have not been prepared on an annual basis and are not readily available. Based on pro forma financial information, as permitted by the Securities and Exchange Commission, which includes the November 1996 acquisition of Bradley Enterprises, Inc., the results of operations and the financial position of Leg-it do not meet the requirement for pro forma financial statement disclosure.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              T.J.T., INC.
                              Registrant

     Date:  July 30, 1997          By: /s/ Scott Beechie
                                       ----------------------------------------
                                           Scott Beechie, Vice President and
                                           Chief Financial Officer


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